SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 5, 2005

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1021 Howard Avenue

San Carlos, CA 94070

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 628-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Officer Incentive Compensation Plan

On January 5, 2005, the executive committee of our board of directors approved a cash bonus plan for officers for fiscal year 2005 (the “Bonus Plan”). Bonuses under the Bonus Plan may be between 20% and 125% of an officer’s base salary. Bonuses will be paid in cash with the exception of the Chief Executive Officer’s bonus, of which up to 75% of base salary will be paid in cash and the remainder, if any, will be paid in shares of our common stock.  Bonus Plan awards are tied to financial goals that are based upon target Net Sales and target Net Losses.

Director Compensation

Cash Payments

On January 5, 2005, the executive committee of our board of directors approved adjustments to compensation for our outside directors as indicated below.  The company continues to reimburse each outside director for out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors or any committee thereof.

BOARD OF DIRECTORS COMPENSATION

		Current	Approved for 2005
ANNUAL RETAINER
Board and Executive Committee Members		$10,000	$10,000
ADDITIONAL ANNUAL RETAINER
Lead Director (as Governance & Nominating Committee Chair)		15,000	15,000
Audit Chair		15,000	15,000
Other Audit Committee Members		0	3,000
Compensation Chair		0	10,000
Other Compensation Committee Members		0	1,000
MEETING FEES
Board and Executive Committee Members		2,500	2,500 (or 500/hr if telephonically	)
Audit Committee	If separate meeting	500	750/hr
Compensation Committee	If separate meeting	500	500/hr
Governance & Nominating Committee	If separate meeting	500	500/hr
ADDITIONAL MEETING FEES
Lead Director (as Governance & Nominating Committee Chair)		0	0
Audit Chair		0	0
Compensation Chair		1,000	0

Automatic Option and Restricted Stock Grants

Currently, our non-employee directors are automatically granted shares of restricted stock and options to purchase shares of our common stock pursuant to the terms of our Fourth Amended and Restated 2001 Equity Incentive Plan (the “Plan”).  On January 5, 2005, the executive committee of our board of directors approved the amendment of the Plan to provide for a change to the number of options and shares of restricted stock granted annually to our non-employee directors.

Under the Plan prior to its most recent amendment, (i) each person who became a non-employee director would be granted on the date on which he or she first became a non-employee director (A) an Initial Option to purchase 20,000 shares of our common stock on the date of such initial election (the “Initial Option”) and (B) 6,670 shares of restricted stock (“Initial Restricted Stock Grant”), and (ii) each person who is a non-employee director automatically would be granted (A) an additional option to purchase 5,000 shares of the our common stock (a “Subsequent Option”) and (B) 1,670 shares of restricted stock (“Subsequent Restricted Stock Grant”), each on the date of each annual meeting of stockholders immediately following which such director was serving on our board of directors, provided that, on such date, he or she shall have served on our board of directors for at least six (6) months prior to the date of such annual meeting.

Under the Plan as most recently amended, (i) the Initial Option and Initial Restricted Stock Grants will remain the same and (ii) the Subsequent Option will be to purchase 7,500 shares of our common stock and (B) the Subsequent Restricted Stock Grant will be for 2,000 shares of restricted stock, each on the date of each annual meeting of stockholders immediately following which such director is serving on our board of directors, provided that, on such date, he or she shall have served on our board of directors for at least six (6) months prior to the date of such annual meeting.

In addition, pursuant to the Plan as most recently amended, the non-employee directors who serve on the following committees of the board will be granted in connection with the annual grants described above additional shares of restricted stock and additional options to purchase shares of our common stock as set forth below:

BOARD OF DIRECTORS’

ADDITIONAL AUTOMATIC OPTION AND RESTRICTED STOCK GRANTS

	Annual Additional Options	Annual Additional Restricted Stock Grants
Lead Director	0	500
Audit Chair	5,000	500
Other Audit Committee Members	2,000	0
Compensation Chair	2,000	500
Other Compensation Committee Members	1,000	0

Each of the foregoing additional options shall become exercisable in installments as to 1/12 of the total number of shares subject to such option on each monthly anniversary of the date of grant of such option.  Such options shall have an exercise price equal to the fair market value of our common stock on the date of grant, and a term of ten years.  Each of the foregoing additional restricted stock grants shall become vested in equal installments as to 1/3 of the total number of shares subject to such grants on each annual anniversary of the date of grant. The options and shares of restricted stock granted to non-employee directors are subject to accelerated vesting upon a change of control in accordance with the terms of the Plan.

Except as described above, the Plan’s provisions remain unchanged.  The foregoing description is qualified in its entirety by reference to the amended and restated Plan, which is filed as exhibit 10.1 hereto and incorporated by reference into this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

10.1 Fifth Amended and Restated 2001 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated:  January 11, 2005